KPMG LLP 345 Park Avenue New York, NY 10154

Consent of Independent Registered Public Accounting Firm

The Board of Directors
HSBC USA Inc.:

We consent to the incorporation by reference in the registration statement (No. 333-136826, 333-136826-01, 333-136826-02) on Form S-3 of Turquoise Card Backed Securities plc of our report dated March 5, 2007 with respect to the consolidated balance sheets of HSBC USA Inc. and subsidiaries as of December 31, 2006 and 2005 and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2006 and the consolidated balance sheets of HSBC Bank USA, National Association and subsidiaries as of December 31, 2006 and 2005 which report appears in the 2006 HSBC USA Inc. Annual Report on Form 10-K, and to the reference to our firm under the heading ‘‘Experts’’ in the prospectus.

New York, New York
March 27, 2007

KPMG LLP, a U.S. limited liability partnership, is the U.S. member firm of KPMG International, a Swiss cooperative.